Exhibit 99.1

Press Release

For Immediate Release

WMI HOLDINGS CORP. ANNOUNCES APPOINTMENT OF NEW INDEPENDENT AUDITOR

COMPANY ISSUES REMINDER REGARDING TRANSFER RESTRICTIONS APPLICABLE TO NEW COMMON STOCK

SEATTLE, April 16, 2012/ – WMI Holdings Corp. (Pink Sheets: WMIH.PK) (the “Company”), formerly Washington Mutual, Inc. announced today that the Audit Committee of the Company’s Board of Directors approved the appointment of Burr Pilger Mayer, Inc. as the Company’s new independent registered public accounting firm, effective as of April 10, 2012, to perform independent audit services for the Company.

Mike Willingham, Chairman of the Board of Directors, stated, “We are pleased to have Burr Pilger Mayer, Inc. engaged as the Company’s new auditors to provide audit services in connection with the audit of the Company’s financial statements. We look forward to working with our new auditors.”

The Company also noted that it has become aware that its new common stock is trading on the pink sheets on an unsolicited quote basis, even though the Company has not taken any steps or actions to list or otherwise facilitate any trading in its common stock. The Company reminds shareholders and investors that it has no control over the trading of its securities on the pink sheets, except for the restrictions on transfers contained in the Company’s Amended and Restated Articles of Incorporation (the “Articles”) and the Company’s Amended and Restated Bylaws (the “Bylaws”).

As previously disclosed, the Company’s Articles and Bylaws impose significant transfer restrictions on the Company’s new common stock. These court-approved transfer restrictions have been adopted in order to protect the Company’s ability to utilize significant net operating loss carry-forwards under and in accordance with regulations promulgated by the Internal Revenue Service. Specifically, among other things, without the consent of the Board, these provisions (a) restrict the ability of a shareholder to acquire or own more than 4.75% of new common stock and (b) restrict the ability of a shareholder to dispose of new common stock if such shareholder owns, as of March 19, 2012, the date the Company emerged from bankruptcy, more than 4.75% of new common stock. The Articles provide that transactions in the Company’s new common stock in violation of these transfer restrictions will be void.

These transfer restrictions are set forth in Article VI of the Articles and Section 9.9 of the Company’s Bylaws. All shareholders and investors are advised to review the restrictions on transfer contained in the Articles and Bylaws. A restricted legend has been placed on certificates representing the Company’s new common stock. You also should consult with your legal, financial and tax advisors with respect to how these transfer restrictions potentially affect your holdings of or investment in new common stock.

As previously disclosed, the new Board of Directors has formed a Corporate Strategy & Development Committee to explore opportunities available to the Company to deploy its assets and enhance shareholder value.

1 – PRESS RELEASE

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain statements that may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on the Company’s current plans, expectations, estimates and management’s beliefs about the Company’s future performance. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties that are difficult to predict and which may cause the Company’s actual results and performance to differ materially from those expressed or forecasted in any such forward-looking statements. These risks include, among other factors, changes in business, economic and market conditions, changes in government regulation, and changes in the competitive environment in which the Company operates. Some of the specific risks that are associated with the Company include, but are not limited to, the following: (i) the Company does not currently intend to have any of its securities listed on an exchange or a national market and, therefore, its common stock may have less liquidity than exchange-traded securities; (ii) transfers of the common stock of the Company are and will continue to be subject to certain transfer restrictions as set forth in the Articles and Bylaws; (iii) there is no guarantee that the Company will be able to successfully utilize the net operating losses that will be retained by the Company; and (iv) the Company may need to seek regulatory approval from the Hawaii State Insurance Commissioner from time to time with respect to certain aspects of WM Mortgage Reinsurance Company, Inc.’s operations. However, readers should carefully review the statements set forth in the reports, which the Company has filed or will file from time to time with the Securities and Exchange Commission.

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Contact

Andrew Siegel/Jed Repko

Joel Frank, Wilkinson Brimmer Katcher

212-355-4449